UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2008

Furniture Brands International, Inc.

(Exact name of Registrant as specified in charter)

Delaware	001-00091	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

101 South Hanley Road, St. Louis, Missouri 63105

(Address of principal executive offices) (zip code)

(314) 863-1100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 20, 2008, the Company issued a press release announcing the final results of the Company's 2008 annual meeting of stockholders. The annual meeting of stockholders was adjourned on May 1 and reconvened today. Because the election of directors and a stockholder proposal were contested, the final reconciliation of the election results required the authentication of a special inspector of elections. Approximately 88 percent of the company’s issued and outstanding shares were represented at the meeting in person or by proxy.

Chairman of the Board and Chief Executive Officer Ralph P. Scozzafava received the highest number of stockholder votes. In addition to Mr. Scozzafava, the company’s board of directors is now comprised, in descending order of stockholder votes, of Aubrey B. Patterson, Bobby L. Martin, John R. Jordan, Jr., W.G. (Mickey) Holliman, Alan Schwartz, T. Scott King, and Ira Kaplan.

Furniture Brands stockholders also approved the company’s 2008 Incentive Plan, ratified the selection of KPMG LLP as independent public accounting firm for the calendar year 2008, and rejected a stockholder proposal to adopt a resolution to repeal by-laws or by-law amendments adopted after May 6, 1998 and prior to the seating of Messrs. Schwartz, King and Kaplan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company, dated May 20, 2008, announcing results of the Company's 2008 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Richard R. Isaak
Name: Richard R. Isaak
Title: Controller and Chief Accounting Officer

Dated: May 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company, dated May 20, 2008, announcing results of the Company's 2008 annual meeting of stockholders.